UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

       PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF
                                      1934

       Date of Report (Date of earliest event reported): DECEMBER 9, 2010
                               (DECEMBER 7, 2010)

                 TIRE INTENATIONAL ENVIRONMENTAL SOLUTIONS INC.
             (Exact name of registrant as specified in its charter)


          NEVADA               000-28323           98-0368586
(State or other jurisdiction (Commission         (IRS Employer
     of incorporation)        File Number)      Identification No.)


             1530-9TH AVENUE S.E., CALGARY, ALBERTA, CANADA T2G 0T7
              (Address of principal executive offices) (Zip Code)


                                 (403) 693-8000
               Registrant's telephone number, including area code


                                 NOT APPLICABLE
         (Former name or former address, if changed since last report.)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
   (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

























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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 8, 2010 Tire International Environmental Solutions Inc. (the "Company") completed a General Release and Settlement Agreement (the "Settlement") with Dean Petkanas terminating his employment and certain contractual agreements with the Company. As part of the Settlement Mr. Petkanas received $10,452.71 and 150,000 unregistered non-qualifying common stock options that can be exercised during the next 5 years at $.30 per share. The underlying common stock is also unregistered.

On December 8, 2010 the Company entered into an Employment Agreement (the "Agreement") with Martin Sergi. The Agreement provides for monthly compensation to Mr. Sergi of $10,000 and provides the Company with certain non-compete and confidentiality protections.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

RESIGNATION OF OFFICERS:

On December 8, 2010, Mr. Dean Petkanas, Interim Chief Operating Officer and Acting Chief Financial Officer of Tire International Environmental Solutions Inc. (the "Company"), informed the Board of Directors of the Company that he was resigning as Interim Chief Operating Officer and Acting Chief Financial Officer effective December 8, 2010. Mr. Petkanas did not resign as the result of any disagreement with the Company of any matter relating to the Company's operations, policies, or practices.

APPOINTMENT  OF  MARTIN  SERGI  AS  CHIEF  FINANCIAL OFFICER AND TO THE BOARD OF
DIRECTORS:

On December 8, 2010, Mr. Sergi was appointed to the Board of Directors and Chief Financial Officer of Tire International Environmental Solutions Inc. (the "Company"). Mr. Sergi, 53, has over 25 years of experience in running private and publicly owned waste management companies in the tire recycling business. He has raised over $1 billion in debt and equity financings over the years and has successfully built companies from inception to $200 million in sales and $350 million in assets. Mr. Sergi served as Chief Executive Officer of PermaLife Products from 2001 to 2010. Prior to that he was Chief Executive Officer and Chief Financial Officer of KTI Holdings, a major waste to energy and recycling firm that managed waste streams for hundreds of municipalities. He built or acquired over 100 recycling facilities in 20 states and Canada and managed an operating staff of over 500 employees. Mr. Sergi is currently president of Mall at the Galaxy in Guttenberg, NJ. He formerly was a senior manager for Ernst & Whinney. He holds a BA in Accounting degree from St. John's University. In 2006 Ernst and Young named him entrepreneur of the year for the New Jersey region for his work as CEO of PermaLife.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                TIRE INTERNATIONAL ENVIRONMENTAL SOLUTIONS INC.

December 9, 2010
                                         By: /s/ Antonio Care
                                             Antonio Care
                                President and Chief Executive Officer